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                                                                     EXHIBIT 5.1

                             DEWEY BALLANTINE LLP
                          1301 Avenue of the Americas
                           New York, New York 10019
                      Tel 212 259-8000  Fax 212 259-6333


                                              April 26, 1999



Transtel S.A.
Calle 15, No. 33-289
Autopista, Cali-Yumbo Km.2
Cali-Valle, Colombia

Ladies and Gentlemen:

     We have acted as special counsel to Transtel S.A., a sociedad anonima incorporated under the laws of the Republic of Colombia (the "Company"), in connection with a Registration Statement on Form F-4 (the "Registration Statement") relating to: (i) the proposed offer to exchange all outstanding 12 1/2% Pass Through Trust Certificates due 2007, representing interests in 12 1/2% Senior Notes due 2007 issued by the Company (the "Senior Notes") (the "Original Certificates") for 12 1/2% Pass Through Exchange Certificates due 2007, representing interests in the Senior Notes, registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Exchange Certificates") and
(ii) the Company's related guarantees of (a) the punctual payment of the full amount, when due of the principal of and interest on, and fees and expenses due pursuant to, the Original Certificates and (b) full and timely payment as if payment had been made on a full and timely basis on the Senior Notes in exchange for a like guarantee with regard to the Exchange Certificates.

     We have examined such documents and records as we deemed appropriate, including the following:

     (i) Form of the Exchange Certificate Guarantee, made by the Company, as guarantor, in favor of Marine Midland Bank, as guarantee trustee, and the holders of the Exchange Certificates (the "Exchange Certificate Guarantee"); and

     (ii) such other documents as we have deemed appropriate or necessary as the basis for the opinions hereafter set forth.

     In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such
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latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

     Based upon the foregoing, we are of the opinion that:

     Assuming the Exchange Certificate Guarantee has been duly authorized by all requisite corporate action of the Company, when executed and delivered, the Exchange Certificate Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

     As to due authorization by the Company and all other matters governed by the laws of the Republic of Colombia, we have relied upon the opinion of Arrieta Mantilla & Asociados, Abogados, dated the date hereof.

     We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America and the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,


                                             /s/  Dewey Ballantine LLP

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